JPMORGAN FUNDS

COMBINED AMENDED AND RESTATED
RULE 18f-3 MULTI-CLASS PLAN

(Amended as of May 22, 2008)

I.    Introduction

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), the following sets forth the method for allocating fees and expenses among each class of shares (“Shares”) of the underlying investment funds of the investment companies listed on Exhibit A (each a “Company”) that issues multiple classes of shares (the “Multi-Class Funds”). In addition, this Combined Amended and Restated Rule 18f-3 Multi-Class Plan (the “Plan”) sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, other shareholder services, voting rights, dividends, and per share net asset value of each class of shares in the Multi-Class Funds. The Multi-Class Funds covered by this Plan are listed on Exhibit B.

Each Company is an open-end, management investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of this Plan, each Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Multi-Class Fund is authorized to issue multiple classes of shares representing interests in the same underlying portfolio of assets of the respective Fund, as described below. This Plan constitutes the combination, amendment and restatement of the Rule 18f-3 Multi-Class Plan previously adopted by each Company.

II.    Allocation of Expenses

Pursuant to Rule 18f-3 under the 1940 Act, each Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Company under a shareholder servicing agreement in connection with the provision of shareholder services to the holders of such class of shares. Each class may, at the Board’s discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. In addition, pursuant to Rule 18f-3, each Company may, at the Board’s discretion, allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

1.	transfer agent fees identified by the transfer agent as being attributable to such class of shares;

2.	printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

3.	blue sky fees incurred by such class of shares;

4.	Securities and Exchange Commission registration fees incurred by such class of shares;

5.	the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

6.	litigation or other legal expenses relating solely to such class of shares;

7.	Trustees fees incurred as result of issues relating to such class of shares; and

8.	independent accountants’ fees relating solely to such class of shares.

All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund. However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets. The Adviser, Distributor, Administrator and any other provider of services to the Multi-Class Funds may waive or reimburse the expenses of a particular class or classes.

Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Multi-Class Fund pursuant to this Plan shall be allocated to each class of the Multi-Class Fund on the basis of the net asset value of that class in relation to the net asset value of the Multi-Class Fund.

The initial determination of the class expenses that will be allocated by each Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of each Company, including a majority of the Trustees who are not interested persons of each Company. The Trustees will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

Class Arrangements.

The following charts summarize the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Each Multi-Class Fund shall offer such class or classes of shares as the Board of Trustees of each Company shall determine from time to time. The Equity Funds, Fixed Income Funds, Short-Term Funds, Money Market Funds, and Taiwan-offered Funds are indicated on Exhibit B. Additional details regarding such fees and services are set forth in each Fund’s current Prospectus and Statement of Additional Information.

Variable NAV Funds

	Class A	Class B	Class C	Select	Institutional	Ultra	Class M	Investor*	Class R5
Initial Sales Load
EQUITY: Up to 5.25% of
offering price[1] (4.50% of
the offering price for the
JPMorgan Investor Funds,
JPMorgan
SmartRetirement Funds
and JPMorgan Income
Builder Fund)

FIXED INCOME
(excluding SHORT-
TERM): Up to 3.75% of
offering price[1]

SHORT-TERM: Up to
2.75% of offering price[1]

TAIWAN-OFFERED
FUNDS: Up to1.00% of
offering price for Taiwan
investors[2]

ALL FUNDS (except
Taiwan-offered Funds):
No initial sales load if
initial purchase is in
excess of $1,000,000

TAIWAN-OFFERED
FUNDS: No initial sales
load for institutional
investors if initial
purchase is in excess of
$1,000,000; no initial
sales load for investors in
the general public if
purchased through a
financial intermediary in
Taiwan that requires the
investor to open a trust
account
		None	None	None	None	None	Up to 1.50% of offering price for Short-Term Bond Fund II	None	None

*	Closed to new investors.

	Class A	Class B	Class C	Select	Institutional	Ultra	Class M	Investor*	Class R5
Contingent Deferred Sales Charge (CDSC)[3]
ALL FUNDS: Applies
only to purchases of
$1,000,000 or more

SHORT TERM: 0.50%
for shares redeemed or
exchanged into a money
market fund during the
first 12 months after
purchase. If a shareholder
exchanges Class A Shares
of a Fund for Class A
Shares of a non-money
market fund, the
shareholder will not be
charged at the time of the
exchange but (1) the new
Class A Shares will be
subject to the charge
specified above, and (2)
the current holding period
for the exchanged Class A
Shares will carry over to
the new shares.

FIXED INCOME: For
shares of the Funds (other
than the JPMorgan
Mortgage-Backed
Securities Fund)
purchased before
August 1, 2006, 1.00%
of the purchase price for
shares redeemed or
exchanged into a money
market fund during the
first 12 months after
purchase or 0.50% for
shares redeemed or
exchanged into a money
market fund between 12
and 24 months after
purchase.

EQUITY AND
FIXED INCOME:
5.00% in the first
year, 4.00% in the
second year, 3.00%
in the third and
fourth years, 2.00%
in the fifth year,
1.00% in the sixth
year, and eliminated
thereafter.

SHORT-TERM:
3.00% in the first
and second years,
2.00% in the third
year, 1.00% in the
fourth year, and
eliminated thereafter.

For purposes of
determining the
number of years
from the time of any
payment for the
purchase of shares,
the Funds assume
that all purchases
made in a given
month were made on
the first day of the
month.

No CDSC is
imposed on share
appreciation, nor is
CDSC imposed on
shares acquired
through reinvestment
of dividends or
capital gains
distributions.
Therefore, in order

1.00% in the first year
and eliminated thereafter.

Class C Shares of the
JPMorgan Ultra Short
Term Bond Fund, the
JPMorgan Short Duration
Bond Fund, and the
JPMorgan Short Term
Municipal Bond Fund
(collectively, the “Short
Term Bond Funds”) are
not subject to a CDSC.

For purposes of
determining the number
of years from the time of
any payment for the
purchase of shares, the
Funds assume that all
purchases made in a given
month were made on the
first day of the month.

No CDSC is imposed on
share appreciation, nor is
CDSC imposed on shares
acquired through
reinvestment of dividends
or capital gains
distributions. Therefore,
in order to keep the
CDSC as low as possible,
the Funds first will
redeem any Class A
shares in the shareholder’s
Fund account, followed
by shares acquired
through dividend
reinvestment, and lastly
by the shares held for the
longest time.
				None	None	None	None	None	None

1	The JPMorgan Equity Funds, JPMorgan Fixed Income Funds and JPMorgan Short-Term Fixed Income Funds are indicated on Exhibit B (each “Equity Funds,” “Fixed Income Funds,” and “Short-Term Funds,” respectively).

2	Funds that may be offered in Taiwan are indicated on Exhibit B with a ˆ.

3	CDSCs can apply only to Fund share classes that have a sales charge and where the sales charge is initially deferred or waived. For Class A shares, the CDSC is based on the original cost of shares. For Class B and Class C shares of the Funds (other than JPMorgan Trust II Funds) purchased before February 19, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less. For Class B and Class C Fund shares purchased on or after February 19, 2005, the CDSC is based on the original cost of the shares. For Class B shares of the JPMorgan Trust II Funds purchased before November 1, 2002, the CDSC is based on the current market value or the original cost of the shares, whichever is less. For Class B Fund shares purchased on or after November 1, 2002, and Class C shares of the JPMorgan Trust II Funds, the CDSC is based on the original cost of the shares.

Class A	Class B	Class C	Select	Institutional	Ultra	Class M	Investor*	Class R5

For shares of the Funds
(other than the JPMorgan
Mortgage-Backed
Securities Fund)
purchased on or after
August 1, 2006, 0.75% of
the purchase price for
shares redeemed or
exchanged into a money
market fund during the
first 12 months after
purchase and 0.35% for
shares redeemed or
exchanged into a money
market fund between 12
and 24 months after
purchase.

For shares of the
JPMorgan Mortgage-
Backed Securities Fund,
0.50% of the purchase
price for shares redeemed
or exchanged into a
money market fund during
the first 12 months after
purchase.

If a shareholder exchanges
Class A Shares of a Fund
for Class A Shares of a
non-money market fund,
the shareholder will not be
charged at the time of the
exchange but (1) the new
Class A Shares will be
subject to the charge
specified above, and (2)
the current holding period
for the exchanged Class A
Shares will carry over to
the new shares.

EQUITY: Other than the
JPMorgan Market
Expansion Index Fund
and the JPMorgan Equity
Index Fund, 1.00% for
shares redeemed or
exchanged into a money
market fund during the
first 12 months after

to keep the CDSC as
low as possible, the
Funds first will
redeem any Class A
shares in the
shareholder’s Fund
account (unless the
shareholder elects to
have Class B shares
redeemed first),
followed by shares
acquired through
dividend
reinvestment, and
lastly by the shares
held for the longest
time.

Class A	Class B	Class C	Select	Institutional	Ultra	Class M	Investor*	Class R5

purchase and 0.50% for
shares redeemed or
exchanged into a money
market fund between 12
and 18 months after
purchase.

FOR SALES ON OR
BEFORE JUNE 30, 2008
For the JPMorgan Market
Expansion Index Fund
and the JPMorgan Equity
Index Fund, 0.50% for
shares redeemed or
exchanged into a money
market fund during the
first 12 months after
purchase.

FOR SALES AFTER
JUNE 30, 2008
For the JPMorgan Market
Expansion Index Fund
0.25% for shares
redeemed or exchanged
into a money market fund
during the first 12 months
after purchase. For the
Equity Index Fund, 0.00%
for shares redeemed or
exchanged into a money
market fund.

If a shareholder exchanges
Class A Shares of a Fund
for Class A Shares of a
non-money market fund,
the shareholder will not be
charged at the time of the
exchange but (1) the new
Class A Shares will be
subject to the charge
specified above, and (2)
the current holding period
for the exchanged Class A
Shares will carry over to
the new shares.

This CDSC may be
waived if the distributor
receives notice before the
shareholder invests that
the shareholder’s Financial

	Class A	Class B	Class C	Select	Institutional	Ultra	Class M	Investor*	Class R5

Intermediary is waiving
its commission.

Solely for purposes of
determining the number of
years from the time of any
payment for the purchase
of shares, all payments
during a month are
aggregated and deemed to
have been made on the
first day of the month.

Rule 12b-1 Distribution Fees	0.25% per annum of average daily net assets.	0.75% per annum of average daily net assets.	0.75% per annum of average daily net assets.	None	None	None	0.35% per annum of average daily net assets of Short Term Bond Fund II	0.35% per annum of average daily new assets.	None
Shareholder Servicing Fees[4]	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.10% per annum of average daily net assets.	None	Up to 0.25% per annum of average daily net assets of Short Term Bond Fund II.	None	Up to 0.05% per annum of average daily net assets.
Conversion Features	None
Convert to Class A
Shares on the first
business day of the
month following the
eighth anniversary of
the original purchase
(EQUITY and
FIXED INCOME
FUNDS) or
following the sixth
anniversary of
original purchase
(SHORT-TERM
FUNDS), based on
relative net asset
values of the two
classes. Shares
acquired by the
reinvestment of
dividends and
distributions are
included in the
conversion.
			None	None	None	None	None	None	None
Exchange Privileges[5]	ALL FUNDS (except TAIWAN-OFFERED	Class B Shares of a Fund may be	Class C Shares of the JPMorgan Short Duration	Select Class Shares of a Fund	Institutional Class Shares of a Fund	Ultra Shares of a Fund may be	Class M Shares of the Fund may be	Investor shareholders may	The exchange privileges for

4	The amount payable for “service fees” (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

5	Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. For purposes of this Rule 18f-3 Multi-Class Plan, “JPMorgan Funds” include any and all applicable series (to the extent the shares of such series are registered under the Securities Act of 1933, as amended) of the following registered investment companies; (1) J.P. Morgan Mutual Fund Group; (2) J.P.

Class A	Class B	Class C	Select	Institutional	Ultra	Class M	Investor*	Class R5

FUNDS): Class A Shares
of a Fund may be
exchanged (i) for Class A
Shares of another
JPMorgan Fund or for any
other class of the same
Fund, subject to meeting
any investment minimum
or eligibility requirements;
or (ii) for Morgan Shares
of a JPMorgan money
market fund.

TAIWAN-OFFERED
FUNDS: Class A Shares
of a Taiwan Fund may be
exchanged only for Class
A Shares of another
Taiwan Fund, subject to
meeting any investment
minimum or eligibility
requirements.
exchanged for Class B Shares of another JPMorgan Fund.
Bond Fund, JPMorgan
Short Term Municipal
Bond Fund, and
JPMorgan Ultra Short
Duration Bond Fund (the
“Short Term Bond
Funds”) may be
exchanged for Class C
Shares of any other
JPMorgan Fund,
including Class C Shares
of any of the Short Term
Bond Funds. Class C
Shares of any other
JPMorgan Fund may be
exchanged for Class C
Shares of another
JPMorgan Fund, other
than for Class C Shares of
the Short Term Bond
Funds.
may be exchanged for Select Class Shares of another non-money market JPMorgan Fund or for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.
may be exchanged
for Institutional
Class Shares of
another non-
money market
JPMorgan Fund
or for any other
class of the same
Fund, subject to
meeting any
investment
minimum or
eligibility
requirements.
					exchanged for Ultra Shares of another JPMorgan Fund or for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements.	exchanged for Class M Shares of certain other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.
exchange their
Investor shares of
a Fund for Class A
shares of another
JPMorgan Fund or
Morgan shares of a
JPMorgan money
market fund,
subject to meeting
any minimum
investment or
eligibility
requirements.[6]
the Class R5 Shares was eliminated as of February 29, 2008. (as of November 15, 2007 for Funds which had not commenced operations as of that date).

Money Market Funds

	Morgan	Reserve	Class B	Class C	Institutional	Premier	Agency	Capital	Cash Management	Service	Investor
Initial Sales Load	None	None	None	None	None	None	None	None	None	None	None
Contingent Deferred Sales Charge (CDSC)[7]	None	None	5.00% in the first year, 4.00% in the second year, 3.00% in the third and fourth years, 2.00% in the fifth year, 1.00% in the sixth year, and eliminated thereafter.	1.00% in the first year and eliminated thereafter.	None	None	None	None	None	None	None

Morgan Fleming Mutual Fund Group, Inc; (3) J.P. Morgan Mutual Fund Investment Trust; (4) Undiscovered Managers Funds; (5) JPMorgan Trust I; (6) JPMorgan Trust II; and (7) JPMorgan Value Opportunities Fund Inc.

6	Currently only the Undiscovered Managers Behavioral Growth Fund offers Investor shares. Therefore, there can be no exchange for other Investor shares. Were JPMorgan Funds to offer Investor shares in the future, exchanges may be allowed between other Investor shares.

7	CDSCs can apply only to Fund share classes that have a sales charge and where the sales charge is initially deferred or waived. For Class A shares, the CDSC is based on the original cost of the shares. For Class B and Class C shares of the JPMorgan Trust I Funds purchased before February 19, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less. For Class B and Class C Fund shares purchased on or after Febaruary 19, 2005, the CDSC is based on the original cost of the shares. For Class B Fund shares of the JPMorgan Trust II Funds purchased before November 1, 2002, the CDSC is based on the current market value or the original cost of the shares, whichever is less. For Class B Fund shares purchased on or after November 1, 2002, and Class C shares of the JPMorgan Trust II Funds regardless when purchased, the CDSC is based on the original cost of the shares.

	Morgan	Reserve	Class B	Class C	Institutional	Premier	Agency	Capital	Cash Management	Service	Investor
Rule 12b-1 Distribution Fees	0.10% per annum of average daily net assets (except JPMorgan Prime Money Market Fund).	0.25% per annum of average daily net assets.	0.75% per annum of average daily net assets.	0.75% per annum of average daily net assets.	None	None	None	None	0.50% per annum of average daily net assets.	0.60% per annum of the average daily net assets.	None
Shareholder Servicing Fees[8]	Up to 0.35% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.10% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.15% per annum of average daily net assets.	Up to 0.05% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.35% per annum of average daily net assets.
Conversion Features	None	None
Convert to
Morgan Shares
on the first
business day of
the month
following the
eighth
anniversary of
the original
purchase, based
on relative net
asset values of
the two classes.
Shares acquired
by the
reinvestment of
dividends and
distributions are
included in the
conversion.
				None	None	None	None	None	None	None	None

8	The amount payable for “service fees” (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

	Morgan	Reserve	Class B	Class C	Institutional	Premier	Agency	Capital	Cash Management	Service	Investor
Exchange Privileges[9]	Morgan Shares of a Fund may be exchanged for other JPMorgan Funds that offer Morgan Shares or Class A Shares of another JPMorgan Fund, subject to any applicable initial sales load.	Reserve Shares may be exchanged for Reserve Shares of other JPMorgan Funds, subject to any investment minimum and eligibility requirements.	Class B Shares of a Fund may be exchanged for Class B Shares of another JPMorgan Fund.
Class C Shares
of the Short
Term Bond
Funds may be
exchanged for
Class C Shares
of any other
JPMorgan
Fund, including
Class C Shares
of any of the
Short Term
Bond Funds.
Class C Shares
of any other
JPMorgan Fund
may be
exchanged for
Class C Shares
of another
JPMorgan
Fund, other
than for Class C
Shares of the
Short Term
Bond Funds.
					Institutional Class Shares may be exchanged for Institutional Class Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Premier Shares may be exchanged for Premier Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Agency Shares may be exchanged for Agency Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Capital Shares may be exchanged for Capital Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	None	Service Shares may be exchanged for Service Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Investor Class Shares may be exchanged for Investor Shares of other JPMorgan Funds, subject to meeting any minimum investment eligibility requirements.

E*Trade
Initial Sales Load	None
Contingent Deferred Sales Charge (CDSC)	None
Rule 12b-1 Distribution Fees	0.60% per annum of average daily net assets
Shareholder Servicing Fees	Up to 0.30% per annum or average daily net assets
Conversion Features	None
Exchange Privileges	None

9	Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. See note 4 above for definition of “JPMorgan Funds” for purposes of the exchange privileges.

Other Shareholder Services.

For each Class of a Multi-Class Fund, other shareholder services may be offered as provided in the Prospectus. The Funds’ shareholder servicing agent may subcontract with other parties for the provision of various sub-accounting, processing, communication and sub-administrative services.

Sales Charge Waivers.

Sales charges may be waived as permitted by Rule 22d-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Shareholders relying upon any of the sales charge waivers must qualify for such waiver.

Conversions.

All Class B Shares of the Multi-Class Funds shall convert automatically to Class A Shares (Morgan Shares for money market funds) after eight years (after six years for Short-Term Funds) from the date of purchase. Conversion does not result in any sales charges or fees, nor does it subject the shareholder to any federal income tax as a result of the conversion.

If a shareholder effects one or more exchanges among Class B shares of the Funds during the relevant six- or eight-year period, the holding periods for the shares of each JPMorgan Fund will be aggregated for purposes of calculating the relevant period. Because the per share net asset value of the Class A shares of a Variable NAV Fund may be higher than that of the Class B shares of the same Fund at the time of conversion, a shareholder may receive fewer Class A shares of the Fund than the number of Class B shares converted, although the dollar value will be the same.

A shareholder will not be charged a conversion fee. After conversion, the converted shares will be subject to an asset-based sales charge and/or service fee (as those terms are defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.), if any, that in the aggregate are equal to or lower than the asset-based sales charge and service fee to which they were subject prior to that conversion. In no event will a class of shares have a conversion feature that automatically would convert shares of such class into shares of a class with a distribution arrangement that could be viewed as less favorable to the shareholder from the point of view of overall cost.

The implementation of the conversion feature is subject to the continuing availability of a ruling of the Internal Revenue Service, the availability of an opinion of counsel or tax advisor, or the applicability of the reasoning therein that the conversion of one class of shares to another does not constitute a taxable event under federal income tax law. The conversion feature may be suspended if such a ruling or opinion is not available.

If a Multi-Class Fund implements any amendment to a Distribution Plan (or, if presented to shareholders, adopts or implements any amendment of a Distribution Plan) that the Board of Trustees determines would materially increase the charges that may be borne by the Class A shareholders under such plan, the Class B Shares will stop converting to the Class A Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the “New Class A Shares”) which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the “New Class B Shares”), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

If a Multi-Class Fund implements any amendment to a Distribution Plan that the Board of Trustees determines would materially increase the charges that may be borne by the Morgan shareholders under such plan, the Class B Shares will stop converting to the Morgan Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the “New Morgan Shares”) which shall be identical in all material respects to the Morgan Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Morgan Shares no later than the date such Class B Shares were scheduled to convert to Morgan Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the “New Class B Shares”), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Morgan Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

Exchange Privilege.

The exchange privilege may be exercised only in those states where the shares of the exchanged and acquired Funds may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. The Companies do not impose a charge for processing exchanges of shares. However, a sales charge may be payable in the following circumstances:

(a)	Shareholders owning Select Class, Institutional Class, Ultra or Morgan shares of a Fund will pay a sales charge if they exchange their shares for Class A shares and they do not qualify for a sales charge waiver.

(b)	Shareholders owning Class A shares of a Fund will pay a sales charge if they exchange their Class A shares for Class A shares of another Fund and the Fund from which they are exchanging did not charge a sales charge, but the Fund into which they are exchanging does. In connection with the foregoing, shareholders would pay the sales charge applicable to the Fund into which they are exchanging.

(c)	Shareholders owning Class B and Class C shares of a Fund will not pay a sales charge at the time of the exchange; however:

1.	The new Class B and Class C shares will be subject to the CDSC of the Fund from which the shareholder exchanged, except for the Class C Shares of the JPMorgan Short Duration Bond Fund, JPMorgan Short Term Municipal Bond Fund, and JPMorgan Ultra Short Duration Bond Fund (the “Short Term Bond Funds”). If you exchange Class C Shares of the Short Term Bond Funds, your new Class C Shares will be subject to the CDSC of the Fund into which you exchanged.

2.	The current holding period of the shareholder’s exchanged Class B or Class C shares, other than exchanged Class C shares of the Short Term Bond Funds, is carried over to the new shares.

3.	If a shareholder exchanges out of Class C shares of one of the Short Term Bond Funds, a new CDSC period applicable to the Fund into which the Shareholder exchanged will begin on the date of the exchange.

Additional Information Regarding Exchanges

The Companies may change the terms or conditions of the exchange privilege discussed herein through amendment to this Plan and upon sixty (60) days’ written notice to shareholders.

Redemption Fees.

Shareholders generally may redeem their shares without sales charge on any Business Day. Exceptions to this general rule applicable to deferred sales charges on Class B and Class C Shares, and certain Class A Shares are detailed above. In addition, shares of each class of the Funds indicated with an asterisk (*) in the attached Exhibit B purchased and held for less than 60 days are redeemable (or exchangeable) at a price equal to 98% of the Fund’s then-current NAV per share, less any applicable CDSC. This 2% discount, referred to in the Funds’ prospectuses and the Statements of Additional Information as a redemption fee, directly affects the amount a shareholder who is subject to the discount receives upon redemption or exchange. The redemption fee is paid to the Funds and is designed to offset the brokerage commissions, capital gains impact, and administrative and other costs associated with fluctuations in fund assets levels and cash flow caused by short-term shareholder trading. The redemption fee does not apply to shares as provided in the Funds’ registration statements.

When shares of one class of a Fund are exchanged for shares of a different class of the same Fund, the holding period for purposes of the redemption fee will be calculated based on the purchase date of the original class of shares not on the period since the exchange.

All redemption orders are effected at the net asset value per share next determined as reduced by any applicable CDSC or redemption fee.

In determining whether a particular redemption is subject to a redemption fee, it is assumed that the redemption is first of shares acquired pursuant to reinvestment of dividends and capital gain distributions followed by other shares held by the shareholder for the longest period of time. This method should result in the lowest possible fee.

Dividends.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares of the same class at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash.

Class B Shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in separate Class B Shares sub-accounts.

In the absence of waivers, the amount of dividends payable on some classes will be more than the dividends payable on other classes of shares because of the distribution expenses and/or service fees charged to the various classes of shares.

Board Review.

The Board of Trustees of each Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees, including a majority of the Trustees that are not interested persons of a Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

In making its determination to approve this Plan, the Trustees have focused on, among other things, the relationship between or among the classes and have examined potential conflicts of interest among classes regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

Adopted effective: February 19, 2005
Amended and Restated effective: May 22, 2008

EXHIBIT A

Investment Companies Adopting this Combined Rule 18f-3 Multi-Class Plan

(as of May 22, 2008)

Name of the Trust

Name of Entity	State and Form of Organization
J.P. Morgan Fleming Mutual Fund Group, Inc.	Maryland corporation
J.P. Morgan Mutual Fund Group	Massachusetts business trust
J.P. Morgan Mutual Fund Investment Trust	Massachusetts business trust
JPMorgan Trust I	Delaware statutory trust
JPMorgan Trust II	Delaware statutory trust
Undiscovered Managers Funds	Massachusetts business trust